PRESS RELEASE				FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. (R)		MAY 15, 2007
111 WEST 57th STREET, SUITE 1100
NEW YORK, NEW YORK 10019		CONTACT: CHARLES E. HARRIS

NASDAQ/NMS SYMBOL: TINY 		TEL. NO. (212) 582-0900


    HARRIS & HARRIS GROUP OFFICERS EXERCISE STOCK OPTIONS

      Pursuant to 10b5-1 trading plans entered into on March 27, 2007, the following officers of Harris & Harris Group, Inc., exercised vested stock options on May 14, 2007, that would have expired on June 26, 2007: Douglas W. Jamison, Alexei A. Andreev, Daniel V. Leff, Sandra M. Forman, Patricia N. Egan and Mary P. Brady. The total number of shares purchased through such exercises was 391,855 for $3,961,647. Of these 391,855 shares, on May 14, 2007, 367,989 were sold for a total of $4,564,805, and 23,866 shares were retained by the employees. Altogether, these employees increased their aggregate ownership of the Company's shares by 23,866 shares, from 36,357 shares to 60,223 shares.

	The total $4,564,805 proceeds of the sales were used in the following manner.


					 Dollar Amounts

Purchase of 391,855 Shares		$     3,961,647
Through Exercise of Options

Taxes Withheld by the Company on	$       317,753
Exercises of Options

Brokerage Commissions			$        18,574

Net Cash Retained by Employees
from Sales				$       266,831


	Total Proceeds of Sales		$     4,564,805


	For more information, please see the Form 4s that will be filed shortly with the Securities and Exchange Commission.
There remain vested options outstanding that will expire on June
26, 2007, to purchase 67,019 shares.

      Harris & Harris Group is a publicly traded venture capital company that makes initial investments exclusively in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS). The Company's last 33 initial private equity investments have been in tiny technology-enabled companies. The Company has 21,732,884 shares of common stock outstanding.

	Detailed information about Harris & Harris Group and its holdings can be found on its website at www.TinyTechVC.com.


This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Registration Statement on Form N-2 and Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The reference to the website www.TinyTechVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.